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                                                                   EXHIBIT 10.30

                     AMENDMENT NO. 2 TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("AMENDMENT") is made and entered into as of February 18, 2004 by and between PERSISTENCE SOFTWARE, INC., a Delaware corporation ("BORROWER"), and COMERICA BANK, successor by merger to Comerica Bank-California ("BANK").

                                    RECITALS

         A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 20, 2003, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of November 10, 2003 (the "LOAN AGREEMENT") pursuant to which Bank has agreed to extend and make available to Borrower certain credit facilities.

         B. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

         C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

         D. This Amendment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the "LOAN DOCUMENTS."

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

                  1. DEFINITIONS. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

                  2. LIMITED WAIVER. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of Borrower set forth herein, Bank hereby waives the violation of the Tangible Net Worth covenant contained in Section 6.9 of the Loan Agreement for the fiscal quarters ending September 30, 2003 and December 31, 2003. The foregoing waiver is one-time only, is limited precisely as written, and shall not be deemed to be a consent to the breach of this covenant for any other time period, or the breach of any other covenant.

                  3. AMENDMENTS TO LOAN AGREEMENT.

                           a. The definition of "Revolving Line" contained in
Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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                           "Revolving Line" means a credit extension of up to
One Million Five Hundred Thousand Dollars ($1,500,000).

                           b. Section 2.5(a) of the Loan Agreement is hereby
amended and restated in its entirety to read as follows:

                  "(a) Facility Fee. On each anniversary of the Closing Date, a Facility Fee equal to Seven Thousand Five Hundred Dollars ($7,500), which shall be nonrefundable and which Bank shall charge against any of Borrower's deposit accounts; and"

                           c. Section 6.9 of the Loan Agreement is hereby
deleted.

                  4. RATIFICATION AND REAFFIRMATION OF LIENS. Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains Collateral for the Obligations from and after the date hereof.

                  5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that its representations and warranties in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower. Borrower further represents and warrants that, as of the date hereof after giving effect to this Amendment, no Event of Default has occurred and is continuing.

                  6. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates. Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Loan Agreement or any other Loan Document as in effect prior to the date hereof.

                  7. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Amendment is effective as of the date first above written; provided that, as a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                           (a) this Amendment, duly executed by Borrower;

                           (b) a non-refundable restructuring fee equal to
$1,250;

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                           (c) all reasonable Bank Expenses incurred through the
date of this Amendment, including but not limited to, reasonable attorneys' fees incurred in connection with this Amendment; and

                           (d) such other documents, and completion of such
other matters, as Bank may reasonably deem necessary or appropriate.

                           [signature page to follow]


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed and delivered by its duly authorized officer as of the date first written above.



                                            BORROWER:

                                            PERSISTENCE SOFTWARE, INC.,
                                            a Delaware corporation


                                            By:       /s/ BRIAN TOBIN
                                               ---------------------------------
                                            Name: BRIAN TOBIN
                                            Title: CORPORATE CONTROLLER



                                            BANK:

                                            COMERICA BANK


                                            By:      /s/ GUY SIMPSON
                                               ---------------------------------
                                            Name: GUY SIMPSON
                                            Title: ASSISTANT VICE PRESIDENT



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